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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hall, Kinion & Associates, Inc. on Form S-8 of our reports dated January 26, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Hall, Kinion & Associates, Inc. and Subsidiaries for the year ended December 27, 1998.

/s/ Deloitte & Touche LLP

San Jose, California
December 23, 1999